Exhibit 3.38

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

RS Ig Holdings Incorporated

The entity’s filing number is 131756900

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

701 Brazos, Suite 1050, Austin, TX 78701

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

211 E. 7th Street, Suite 620, Austin, TX 78701

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 10/30/2009

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP
Signature of Registered Agent